UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2008

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On September 4, 2008, Genco Shipping & Trading Limited (the “Company”) executed a Credit Agreement and other definitive documentation for its new $320 million credit facility.  The Company had previously announced the bank commitment for this facility in a press release on August 18, 2008.  The new credit facility is underwritten by Nordea Bank Finland Plc, New York Branch, who serves as Administrative Agent, Bookrunner, and Collateral Agent; Bayerische Hypo- und Vereinsbank AG, who serves as Bookrunner; DnB NOR Bank ASA; Sumitomo Mitsui Banking Corporation, acting through its Brussels Branch; and Deutsche Schiffsbank Akteingesellschaft.  DnB NOR Bank ASA underwrote the Company’s existing $1.4 billion credit facility and serves under that facility as Administrative Agent and Collateral Agent.

Under this new credit facility, subject to the conditions set forth in the Credit Agreement, the Company may borrow an amount up to $320 million.  Amounts borrowed and repaid under the new credit facility may not be reborrowed.  The new credit facility has a maturity date of the earlier of the fifth anniversary of the initial borrowing date under the facility or December 31, 2013.

Loans made under the new credit facility may be used to fund or refund to the Company the acquisition costs of six drybulk newbuildings, consisting of three Capesize and three Handysize vessels, which the Company agreed on June 16, 2008 to acquire from Lambert Navigation Ltd., Northville Navigation Ltd., Providence Navigation Ltd., and Prime Bulk Navigation Ltd.

Company subsidiaries that will own the six vessels to be purchased under the new credit facility will act as guarantors under the new credit facility.

All amounts owing under the new credit facility will be secured by the following:

•    cross-collateralized first priority mortgages of each of the Company’s vessels financed with the new credit facility;

•    an assignment of any and all earnings of the mortgaged vessels;

•    an assignment of all insurances of the mortgaged vessels;

•    an assignment of time charters for the mortgaged vessels that exceed two years; and

•    a first priority pledge of the Company’s ownership interests in each subsidiary guarantor.

The Company will pledge the collateral described above for a given vessel at the time an amount is to be borrowed for such vessel under the facility.

The Company’s borrowings under the new credit facility will bear interest at the London Interbank Offered Rate (“LIBOR”) for an interest period elected by the Company of one, three, or six months, or longer or shorter if available and agreed by all lenders, plus the Applicable Margin, which initially is 1.25% per annum.  If the Company’s ratio of Average Net Debt to EBITDA (each as defined in the Credit Agreement) is 3.0 or less after December 31, 2009, the Applicable Margin decreases to 1.20%.  Interest is payable at the end of each interest period, unless a period longer than three months is elected, in which case interest is payable quarterly in arrears.  Interest is calculated based on actual days over 360 days.  In addition to other fees payable by the Company in connection with the new credit facility, the Company will pay a commitment fee at a rate of 0.40% per annum of the daily average unutilized commitment of each lender under the facility which begins accruing on September 4, 2008.

The new credit facility will be subject to ten consecutive semi-annual scheduled repayments of principal, with the first repayment occurring on June 30, 2009.  The first six such repayments are for $16,000,000 each, and the last four repayments are for $10,700,000 each.  A final repayment of $181,200,000 is to be made on the maturity date.  The Company must also make mandatory prepayments following upon the sale, lease, transfer, or loss of a mortgaged vessel.  The lenders’ total commitment under the facility will be reduced by the amount allocated for a vessel to be financed under the facility if the purchase agreement for such vessel is sold or transferred or there is a material default of the seller under such agreement.  The Company may prepay the new credit facility, without penalty, with two days notice for LIBOR rate advances, in minimum amounts of $5 million together with accrued interest on the amount prepaid.

The Credit Agreement contains covenants substantially similar to those in the Company’s $1.4 billion credit facility, including the following financial covenants which will apply to the Company and its subsidiaries on a consolidated basis and will be measured at the end of each fiscal quarter:

•	The leverage covenant requires the ratio of average net debt to EBITDA to be a maximum of 5.5:1.0.

•
The aggregate amount of cash and cash equivalents and all undrawn working capital credit facilities with maturities of more than 12 months must not be less than $500,000 per vessel owned by the Company or any of its subsidiaries.

•	The ratio of EBITDA to interest expense, on a rolling last four-quarter basis, must be no less than 2.0:1.0.

•	Consolidated net worth must be no less than $263,300,000 plus 80% of the value of any new equity issuances of the Company from June 30, 2007.

•
The aggregate fair market value of the mortgaged vessels must at all times be at least 130% of the aggregate outstanding principal amount under the new credit facility plus all letters of credit outstanding; the Company has a 30 day remedy period to post additional collateral or reduce the amount of the loans outstanding.

The Company can continue to pay cash dividends in accordance with its dividend policy and certain terms of the Credit Agreement so long as no event of default has occurred and is continuing and that no event of default will occur as a result of the payment of such dividend.

The new credit facility includes usual and customary events of default and remedies for facilities of this nature.

The foregoing description of the new credit facility and the Credit Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1
Credit Agreement, dated as of September 4, 2008, among Genco Shipping & Trading Limited, various Lenders, Nordea Bank Finland Plc, New York Branch, as Administrative Agent,  Collateral Agent, and Bookrunner, Bayerische Hypo- und Vereinsbank AG, as Bookrunner, DnB NOR Bank ASA, Sumitomo Mitsui Banking Corporation, Brussels Branch, and Deutsche Schiffsbank Akteingesellschaft.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        GENCO SHIPPING & TRADING LIMITED

                        DATE:  September 8, 2008

                                                /s/ John C. Wobensmith
                                                John C. Wobensmith
                                                Chief Financial Officer, Secretary and Treasurer
                                                (Principal Financial and Accounting Officer)

EXHIBIT INDEX

10.1
Credit Agreement, dated as of September 4, 2008, among Genco Shipping & Trading Limited, various Lenders, Nordea Bank Finland Plc, New York Branch, as Administrative Agent,  Collateral Agent, and Bookrunner, Bayerische Hypo- und Vereinsbank AG, as Bookrunner, DnB NOR Bank ASA, Sumitomo Mitsui Banking Corporation, Brussels Branch, and Deutsche Schiffsbank Akteingesellschaft.